EXHIBIT 23

CONSENT OF INDEPENDENT AUDITORS’

          We consent to the incorporation by reference in Registration Statement No. 333-92893 of The Chromaline Corporation on Form S-8 of our report dated January 26, 2001, appearing in this Annual Report on Form 10-KSB of The Chromaline Corporation for the year ended December 31, 2000.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
March 22, 2001